Exhibit 10.6.1
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of July 1, 2010, by and between SQUARE 1 BANK (the “Bank”) and EVERYDAY HEALTH, INC. (f/k/a Waterfront Media Inc.) (the “Parent”), REVOLUTION HEALTH GROUP LLC (“RHG”) and CAREPAGES, INC. (“Carepages”, and together with Parent and RHG, each a “Borrower” and collectively, “Borrowers”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 18, 2009 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1)	Borrower has informed Bank that as of January 15, 2010, the Parent identified herein as Waterfront Media Inc. has changed its name to Everyday Health, Inc. Bank and Borrower agree that the Agreement is hereby amended wherever necessary to reflect this change.

2)	Section 2.3(a) of the Agreement is hereby amended and restated, in its entirety, as follows:
(a)	Interest Rates.
(i)	Advances Under Revolving Line. Except as set forth in Section 2.3(b) and effective as of July 1, 2010, the Advances under the Revolving Line shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (x) 2.75% above the Prime Rate then in effect, or (y) 6.00%.

(ii)	Advance Under Committed Line. Except as set forth in Section 2.3(b) and effective as of July 1, 2010, the Committed Line Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (x) 3.75% above the Prime Rate then in effect, or (y) 7.00%.
3)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)	this Amendment, duly executed by Borrower;

(b)	payment of all Bank expenses, including Bank’s expenses for the documentation of this amendment and any related documents, which may be debited from any of Borrower’s accounts; and

(c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EVERYDAY HEALTH, INC. (f/k/a Waterfront Media Inc.)

By:	/s/ Alan Shapiro
Its:	EVP and General Counsel

REVOLUTION HEALTH GROUP LLC

By:	/s/ Alan Shapiro

Its:	General Counsel

CAREPAGES, INC.

By:	/s/ Alan Shapiro

Its:	President

SQUARE 1 BANK

By:	[Illegible]

Its:	AVP
[Signature Page to First Amendment to Loan and Security Agreement]